UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2013

MFA FINANCIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13991	13-3974868
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

350 Park Avenue, 20th Floor, New York, New York 10022

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code:	(212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On April 15, 2013, MFA Financial, Inc. (the “Company”) filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland to reclassify 8,050,000 shares of the Company’s authorized but unissued common stock as shares of the Company’s 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), with the powers, designations, preferences and other rights as set forth therein.

The Articles Supplementary provide that the Company will pay cumulative dividends on the Series B Preferred Stock when, as and if authorized by the Company’s Board of Directors and declared by the Company from, and including, April 15, 2013, at a rate of 7.50% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $1.875 per share). Dividends on the Series B Preferred Stock will be payable quarterly in arrears on or about March 31, June 30, September 30 and December 31 of each year, beginning on June 30, 2013 (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day).

The Company’s only other outstanding preferred stock as of the date of this Current Report on Form 8-K is 3,840,000 shares of the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), liquidation preference $25.00 per share. The Series B Preferred Stock ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

The Series B Preferred Stock will not be redeemable before April 15, 2018, except under certain limited circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On or after April 15, 2018, the Company may, at its option, redeem in whole or in part its shares of the Series B Preferred Stock at $25.00 per share plus all accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem some or all of the shares of Series B Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accrued and unpaid dividends to, but not including, the redemption date. The Series B Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common stock in connection with a Change of Control by the holders of Series B Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (subject to the Company’s election to redeem the Series B Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles Supplementary)) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock per share of Series B Preferred Stock determined by formula, in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration.

There are restrictions on ownership of the Series B Preferred Stock intended to preserve the Company’s qualification as a REIT. Holders of Series B Preferred Stock generally have no voting rights, but have limited voting rights if the Company fails to pay dividends for six or more quarters (whether or not consecutive) and under certain other circumstances. In such cases, holders of Series B Preferred Stock will vote together as a class with all other classes or series of the Company’s preferred stock that the Company may issue upon which like voting rights have been conferred and are exercisable, including, if any shares are then outstanding, the Series A Preferred Stock (although, in certain cases, holders of Series A Preferred Stock may be excluded from voting).

A copy of the Articles Supplementary and Form of Series B Preferred Stock Certificate are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Articles Supplementary in this Item 3.03 is qualified in its entirety by reference to Exhibit 3.1.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The information set forth above under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

3.1	Articles Supplementary designating the Series B Preferred Stock.

4.1	Form of Series B Preferred Stock Certificate.

5.1	Opinion of Venable LLP with respect to the legality of the Series B Preferred Stock.

8.1	Opinion of K&L Gates LLP, relating to certain tax matters concerning the Series B Preferred Stock.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of K&L Gates LLP (included in Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.

By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and General Counsel

Date: April 15, 2013